UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 2, 2008
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-8226	74-2144774
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address of principal executive office and zip code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry Into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-2.1
EX-99.1

Item 1.01. Entry Into a Material Definitive Agreement.
     On December 2, 2008, Grey Wolf, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of August 24, 2008 (the “Merger Agreement”), by and among the Company, Precision Drilling Trust (“Precision”), Precision Corporation and Precision Lobos Corporation.
     Under the terms of the Merger Agreement, the aggregate consideration payable by Precision is a maximum cash amount of approximately $1.115 billion and approximately 42.0 million Precision trust units. The Amendment modifies the Merger Agreement to clarify the intention of the parties that to the extent holders of the Company’s convertible notes do not convert their notes into shares of the Company’s common stock prior to the merger, the cash merger consideration that would have been paid to them will be retained by Precision to be used towards the purchase price if those holders require Precision to repurchase their notes following the merger. The Amendment also ensures that holders of Company’s common stock will receive, in the aggregate $5.00 in cash and 0.1883 of a Precision trust unit for each share of common stock, on a fully diluted basis, although the actual amount received by each holder will depend on their election (or non-election) and the actions of all other holders of Company’s common stock.
     The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 8.01. Other Events.
     The Company and Precision issued a press release on December 2, 2008, announcing the Amendment and the postponement of the Company’s special meeting of shareholders from December 9, 2008 to December 23, 2008, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference. The deadline for shareholders to make an election will remain 5:00 p.m. Houston, Texas time on the second business day prior to the effective time of the merger. The Company and Precision anticipate that the merger will close on December 23, 2008, promptly after the Company’s special meeting of shareholders. The Company and Precision will publicly announce the anticipated election deadline at least five (5) business days prior to the anticipated effective time of the merger Supplemental proxy materials will be mailed to the Company’s shareholders.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Amendment to Agreement and Plan of Merger, dated as of August 24, 2008, by and among Grey Wolf, Inc., Precision Drilling Trust, Precision Corporation and Precision Lobos Corporation

99.1	Joint Press Release, dated December 2, 2008

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 2, 2008

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.1	Amendment to Agreement and Plan of Merger, dated as of August 24, 2008, by and among Grey Wolf, Inc., Precision Drilling Trust, Precision Corporation and Precision Lobos Corporation

99.1	Joint Press Release, dated December 2, 2008

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